November 1, 1994


Peoples First Corporation
100 South Fourth Street
Paducah, Kentucky  42002-1920

Re:  Peoples First 1986 Stock Option Plan
     Registration Statement on Form S-8

Gentlemen:

     We refer to the Peoples First Corporation 1986 Stock Option Plan, as Amended and Restated as of February 16, 1994 (the "Plan"), pursuant to which Peoples First Corporation (the "Company") may issue (i) up to 820,701 shares of the Company's common stock (the "Common Stock"), including 242,141 shares of Common Stock (the "Shares") covered by the Registration Statement on Form S-8 filed by the Company pursuant to the Securities Act of 1993, as amended (the "Act"), to which this opinion is an exhibit, and (ii) such indeterminate number of additional Shares as may be issuable to avoid dilution upon the occurrence of certain events specified in the Plan.

     We have acted as counsel to the Company in connection with the preparation of the Registration Statement. As such counsel, we have examined originals, or copies certified to our satisfaction, of the Plan, the Company's Amended and Restated Articles of Incorporation and Bylaws, such agreements, documents, certificates and other statements of government officials and corporate officers and representatives, and other papers as we have deemed relevant and necessary as a basis for our opinion. In such examination we have assumed the genuineness of all documents submitted to us as originals and the conformity with the original document of documents submitted to us as copies. In addition, as to matters of fact only, we have relied to the extent we deemed such reliance proper, upon certificates and other written statements of public officials and corporate officers of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance upon exercise of the options or the grant of Common Stock under the Plan, and when the Shares are issued, delivered and paid for, upon the exercise of options granted pursuant to the Plan or otherwise under the Plan, they will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement.

                                   Very truly yours,

                                   BROWN, TODD & HEYBURN


                                   By /s/ Alan K. MacDonald
                                      Alan K. MacDonald, Partner